Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed
Securities Trust 2004-HE3, Asset-Backed Certificates, Series 2004-HE3 as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class
I-A-1
JP Morgan Chase Bank NA
20,000,000
8%
14201 Dallas Parkway
Dallas, TX 75254

UBSSEC/CMO
80,000,000
33%
299 Park Avenue
New York, NY 10171

Mellon Trust of New England, National Association
15,000,000
6%
525 William Penn Place, Suite 3418
Pittsburgh, PA 15259

Morgan Stanley
118,155,000
48%
One Pierrepont Plaza, Seventh Floor
Brooklyn, NY 11201

I-A-2
LaSalle Bank NA
20,726,000
57%
135 S. LaSalle Street
Chicago, IL 60603

UBSSEC/CMO
15,000,000
41%
299 Park Avenue
New York, NY 10171

II-A
FA MA INVT
114,741,000
100%
3900 Wisconsin Avenue NW
Washington, DC 20016

JP Morgan Chase Bank NA
16,571,000
51%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank NA
16,500,000
49%
135 S. LaSalle Street
Chicago, IL 60603

LaSalle Bank NA
8,000,000
28%
135 S. LaSalle Street
Chicago, IL 60603

ML SFKPG
19,750,000
71%
4 Corporate Place
Piscataway, NJ 08854

LaSalle Bank NA
7,250,000
99%
135 S. LaSalle Street
Chicago, IL 60603

JP Morgan Chase Bank NA
4,017,000
51%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank NA
4,000,000
49%
135 S. LaSalle Street
Chicago, IL 60603

LaSalle Bank NA
7,500,000
99%
135 S. LaSalle Street
Chicago, IL 60603

LaSalle Bank NA
6,765,000
100%
135 S. LaSalle Street
Chicago, IL 60603